Exhibit 99.1

IIOT-OXYS, Inc. CEO Discusses Innovation Strategy in Video Interview

CAMBRIDGE, MA (March 1, 2022) -- Cliff Emmons, CEO of IIOT-OXYS, Inc. (OTC Pink: ITOX) announces the availability of a new interview, to discuss the Company’s latest expansion initiative.

IIOT-OXYS recently signed a Non-Disclosure Agreement (NDA) with an Equipment-as-a-Service (Eaas) start-up in Europe. Emmons describes the plans for this partnership in the United States and its potential in the medical device segment of the multi-billion-dollar Eaas market.

“This is a very lucrative market for us to get into,” he says. “It’s my job as CEO to constantly be looking for interesting companies with very forward-thinking leaders … [this company] has a very deep understanding of how to make Eaas work as a business model but also a great understanding of how technology has come along to enable it to a high degree.”

The interview also highlights IIOT-OXYS’ broader strategy to expand its current target markets while exploring new opportunities for its advanced AI (artificial intelligence) and machine learning algorithms.

The full interview can be viewed at https://www.youtube.com/watch?v=3Sb67ib3oa4

About IIOT-OXYS, Inc.

IIOT-OXYS Inc. (OTC PINKL:ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS Inc.
Clifford L. Emmons
CEO
Contact@oxyscorp.com
www.oxyscorp.com